UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15 (d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 5, 2024 (December 4, 2024)

AMBASE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-07265	95-2962743
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7857 WEST SAMPLE ROAD, SUITE 134
CORAL SPRINGS, FLORIDA  33065
 (Address of principal executive offices, including zip code)

(201) 265-0169
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

   None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).    Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

In December 2024, AmBase Corporation (the “Company”) and Mr. Richard A. Bianco, the Company’s Chairman, President and Chief Executive Officer (“Mr. R. A. Bianco”) entered into a Senior Promissory Note for Mr. R. A. Bianco to provide a loan to the Company of five hundred thousand dollars ($500,000) at an interest rate of 6.5% per annum, (the “Promissory Note”), for working capital.

The Promissory Note is due on the earlier of the date the Company receives funds from any source, (but potentially excluding funds received by the Company by any litigation funding entity to fund any of the 111 West 57th legal proceedings), sufficient to pay all amounts due under this this Note, including all accrued interest thereon, including without limitation, from a settlement of the 111 West 57th legal proceedings or (b) December 31, 2027.

The Company and Mr. R. A. Bianco further agreed that amounts due pursuant to the Promissory Note plus interest can be converted by Mr. R. A. Bianco, at its option, into a litigation funding agreement pari-pasu with any litigation funding agreement entered into by the Company with a litigation funding entity.

A copy of the Promissory Note is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

As previously disclosed in the reports filed by the Company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company’s financial statements have expressed a qualification about the Company’s ability to continue as a going concern.

In order to provide the necessary cash resources to continue operations and continue the litigation related to the 111 West 57th Property, the Company continues to consider and evaluate various strategic funding and/or financing alternatives. Such additional funding may be provided by a variety of sources, including but not limited to third parties, existing shareholders of the Company and/or Company management, and may take in the form of litigation funding agreements, equity or debt securities, loans, or any combination thereof. Any sale of securities by the Company may not be offered or sold absent registration under the Securities Act of 1933, as amended (the “Act”), or an applicable exemption from such registration, which may include exemptions pursuant to Rules 506(b) or 506(c) of Regulation D under the Act.

The Company will also continue to consider and explore other litigation funding agreements with third party litigation funders that it could enter into for portions of the litigation costs for up to $5 million of funding, at market terms to be agreed upon at such times. In general, litigation funding agreements are structured so that the litigation funder would receive back their initial funding amount first (i.e. before any recovery is received by the Company), plus an additional multiple ranging from 1.0 times to 3.5 times the amount funded (depending on various factors), plus depending on the funder, additional fees, expenses, interest and potentially an additional percentage of the total recovery received. There can be no assurance that the Company would be able to secure any such additional litigation funding on acceptable terms or at all.

The terms and conditions of any such funding and/or financing agreements may take several months to negotiate and finalize. However, there can be no assurance that the Company will be able to secure any such funding and/or financing arrangements on acceptable terms or at all.

With respect to its disputes and litigation relating to its interest in the 111 West 57th Property, the Company is pursuing, and will continue to pursue, other options to realize the Company’s investment value, various legal courses of action to protect its legal rights, recovery of its asset value from various sources of recovery, as well as considering other possible economic strategies, including the possible sale of the Company’s interest in and/or rights with respect to the 111 West 57th Property; however, there can be no assurance that the Company will prevail with respect to any of its claims.

For additional information concerning the Company’s legal proceedings relating to the 111 West 57th Property, see the description of legal proceedings in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and the Company’s periodic filings on Form 10-Q, (collectively, the “Prior Periodic Reports”).

The information in this Current Report on Form 8-K should be read in conjunction with the Prior Periodic Reports. A more complete discussion of the Company’s financial condition and results of operations are also set forth in the Prior Periodic Reports, including without limitation the disclosures under the headings “Risk Factors” and “Cautionary Statement for Forward-Looking Information.”

Item 9.01	Financial Statements and Exhibits

(d)  Exhibits

Exhibit Number	Exhibit Title

10.1	Senior Promissory Note for $500,000, between Richard A. Bianco (“Mr. R. A. Bianco”) and the Company.

104.1	The Cover Page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMBASE CORPORATION

By	/s/ John Ferrara
John Ferrara
Vice President and Chief Financial Officer and Controller
AmBase Corporation
Date: December 5, 2024